Exhibit 4.40

ENTERGY LOUISIANA, LLC

TO

THE BANK OF NEW YORK MELLON

As Trustee under Entergy Louisiana, LLC’s Mortgage and Deed of Trust dated as of November 1, 2015

________________

_____ Supplemental Indenture

Providing among other things for

Collateral Trust Mortgage Bonds, ____% Series due ____________
(_____ Series)

Dated as of __________, 20__

_____ SUPPLEMENTAL INDENTURE
THIS _____ SUPPLEMENTAL INDENTURE, dated as of __________, 20__, between ENTERGY LOUISIANA, LLC, a limited liability company of the State of Texas whose post office address is 4809 Jefferson Highway, Jefferson, Louisiana 70121 (hereinafter sometimes called the “Company”), and THE BANK OF NEW YORK MELLON, a New York banking corporation whose principal corporate trust office is located at 101 Barclay Street, New York, New York 10286 (hereinafter sometimes called the “Trustee”), as Trustee under the Mortgage and Deed of Trust, dated as of November 1, 2015 (hereinafter called the “Original Indenture”), this Indenture (hereinafter called this “_____ Supplemental Indenture”) being supplemental thereto. The Original Indenture and any and all indentures and instruments supplemental thereto are hereinafter sometime collectively called the “Indenture”. Subject to any amendments provided for in this _____ Supplemental Indenture, the terms defined in the Original Indenture shall, for all purposes of this _____ Supplemental Indenture, have the meanings specified in the Original Indenture.
WHEREAS, the Original Indenture was authorized, executed and delivered by the Company to provide for the issuance from time to time of its Securities (such term and all other capitalized terms used herein without definition having the meanings assigned to them in the Original Indenture), to be issued in one or more series as contemplated therein, and to provide security for the payment of the principal of and premium, if any, and interest, if any, on the Securities.
WHEREAS, the Original Indenture was recorded with the Secretary of State of Texas and in various Parishes in the State of Louisiana, which Parishes are the same Parishes in which this _____ Supplemental Indenture is to be recorded; and
WHEREAS, as contemplated by Section 301 of the Original Indenture, the Company wishes to establish the designation and certain terms of the Securities of the _____ Series. The Company has duly authorized the execution and delivery of this _____ Supplemental Indenture to establish the designation and certain terms of the Securities of the _____ Series and has duly authorized the issuance of such Securities; and all acts necessary to make this _____ Supplemental Indenture a valid agreement of the Company, and to make the Securities of the _____ Series valid obligations of the Company, have been performed.
GRANTING CLAUSES
NOW, THEREFORE, THIS _____ SUPPLEMENTAL INDENTURE WITNESSETH, that, in consideration of the premises and of the purchase of the Securities by the Holders thereof, and in order to secure the payment of the principal of and premium, if any, and interest, if any, on the Securities from time to time Outstanding and the performance of the covenants therein and herein contained, and to declare the terms and conditions on which such Securities are secured, the Company hereby grants, bargains, sells, conveys, assigns, transfers, mortgages, pledges, sets over and confirms to the Trustee, in trust, and grants to the Trustee a security interest in and lien on, the following (subject, however, to the terms and conditions set forth in this _____ Supplemental Indenture):
First Granting Clause
All right, title and interest of the Company, as of the Execution Date, or thereafter acquired, in and to all of the Company’s tangible electric and gas utility property located in the State of Louisiana (other than Excepted Property), whether real, personal or mixed, together with the Company’s franchises, permits and licenses that are transferable and necessary for the operation of such property and all easements and rights of way with respect to which the ownership interests of the Company have been recorded in the appropriate public records in the State of Louisiana;

Second Granting Clause
Any Excepted Property, which may, from time to time after the Execution Date, by delivery or by an instrument supplemental to the Indenture, be subjected to the Lien hereof by the Company, the Trustee being hereby authorized to receive the same at any time as additional security hereunder; it being understood that any such subjection to the Lien hereof of any Excepted Property as additional security may be made subject to such reservations, limitations or conditions respecting the use and disposition of such property or the proceeds thereof as shall be set forth in such instrument;
Excepted Property
Expressly excepting and excluding, however, from the Lien of the Indenture all right, title and interest of the Company in and to the Excepted Property.
TO HAVE AND TO HOLD all such property, real, personal and mixed, unto the Trustee, its successors in trust and their assigns forever;
SUBJECT, HOWEVER, to Permitted Liens; and
SUBJECT, FURTHER, to the condition that, with respect to any property which is now or hereafter becomes subject to the Lien of any Class A Mortgage, the Lien of the Indenture shall at all times be junior, subject and subordinate to the Lien of such Class A Mortgage;
IN TRUST, NEVERTHELESS, for the equal and ratable benefit and security of the Holders from time to time of all Outstanding Securities without any priority of any such Security over any other such Security;
PROVIDED, HOWEVER, that the right, title and interest of the Trustee in and to the Mortgaged Property shall cease, terminate and become void in accordance with, and subject to the conditions set forth in, Article Eight of the Indenture, and if the principal of and premium, if any, and interest, if any, on the Securities shall have been paid to the Holders thereof, or shall have been paid to the Company pursuant to Section 703 of the Indenture or to the appropriate Governmental Authority pursuant to applicable law after the Maturity thereof, then and in that case the Indenture shall terminate, and the Trustee shall execute and deliver to the Company such instruments as the Company shall reasonably require to evidence such termination; otherwise the Indenture, and the estate and rights thereby granted, shall be and remain in full force and effect; and
IT IS HEREBY COVENANTED AND AGREED by and between the Company and the Trustee that all the Securities are to be authenticated and delivered, and that the Mortgaged Property is to be held, subject to the further covenants, conditions and trusts hereinafter set forth, and the Company hereby covenants and agrees to and with the Trustee, for the equal and ratable benefit of all holders of the Securities, as follows:
ARTICLE ONE
_____ SERIES OF SECURITIES
SECTION 101. The Securities of the _____ Series shall be designated “Collateral Trust Mortgage Bonds, _____% Series due _____”, shall be initially issued in the aggregate principal amount (except as contemplated by Section 301(b) of the Original Indenture) of $___,000,000, and shall have such forms and terms as are established for such Securities of the _____ Series in an Officer's Certificate of the Company pursuant to this _____ Supplemental Indenture, as contemplated by Sections 201 and 301 of the Original

Indenture.
SECTION 102. Trustee to Hold Class A Bonds In New York. So long as any Securities of the _____ Series remain Outstanding, the Trustee shall hold in the State of New York all Class A Bonds delivered to and to be held by it pursuant to Sections 1602 and 1701 of the Original Indenture; provided that the Trustee may hold such Class A Bonds in another jurisdiction if it receives an opinion of counsel to the effect that the perfection and priority of the security interest, if any, created by the last sentence of such Section 1701 will continue in such other jurisdiction.
ARTICLE TWO
MISCELLANEOUS PROVISIONS
SECTION 201. This _____ Supplemental Indenture is a supplement to the Original Indenture. As supplemented by this _____ Supplemental Indenture, the Indenture is in all respects ratified, approved and confirmed.
SECTION 202. The recitals contained in this _____ Supplemental Indenture shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness and makes no representations as to the validity or sufficiency of this _____ Supplemental Indenture.
SECTION 203. Nothing in this _____ Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or give to, any person, firm or corporation, other than the parties hereto and the Holders of the Securities Outstanding under the Indenture, any right, remedy or claim under or by reason of this _____ Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this _____ Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the Holders of the Securities Outstanding under the Indenture
This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

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IN WITNESS WHEREOF, ENTERGY LOUISIANA, LLC has caused its company name to be hereunto affixed, and this instrument to be signed and sealed by its President or one of its Vice Presidents, and its company seal to be attested by its Secretary or one of its Assistant Secretaries, for and in its behalf, and THE BANK OF NEW YORK MELLON, in token of its acceptance of the trust hereby created, has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Vice Presidents, Senior Associates or Associates and its corporate seal to be attested by one of its Vice Presidents, Senior Associates or Associates, all as of the day and year first above written.

ENTERGY LOUISIANA, LLC By:__________________________ Name: Title:
Attest: By:_______________________ Name: Title:
Executed, sealed and delivered by ENTERGY LOUISIANA, LLC in the presence of: __________________________ Name: __________________________ Name:

THE BANK OF NEW YORK MELLON As Trustee By:__________________________ Name: Title:
Attest: By:__________________________ Name: Title:
Executed, sealed and delivered by THE BANK OF NEW YORK MELLON in the presence of: __________________________ Name: __________________________ Name:

STATE OF LOUISIANA
                                                    } ss.:
PARISH OF ORLEANS
On this ____ day of ________, 20__, before me appeared _____________, to me personally known, who, being by me duly sworn, did say that he/she is ________________ of ENTERGY LOUISIANA, LLC, and that the seal affixed to the above instrument is the seal of said entity and that said instrument was signed and sealed in behalf of said entity by authority of its Board of Directors, and said _____________, acknowledged said instrument to be the free act and deed of said entity.
On this ____ day of ________, 20__, before me personally came _____________, to me known, who, being by me duly sworn, did depose and say that he/she resides at ______________________________; that he/she is ______________ of ENTERGY LOUISIANA, LLC, one of the entities described in and which executed the above instrument; that he/she knows the seal of said entity; that the seal affixed to said instrument is such seal, that it was so affixed by order of the Board of Directors of said entity, and that he/she signed his/her name thereto by like order.

______________________________ Notary Public Name: Notary ID Number My commission expires: at my death

STATE OF ________________
                                                            } ss.:
COUNTY OF ______________
On this ____ day of ________, 20__, before me appeared _______________ to me personally known or proved to me on the basis of satisfactory evidence and, who, being by me duly sworn, did say that he/she is a ___________ of THE BANK OF NEW YORK MELLON, and that the seal affixed to the above instrument is the corporate seal of said entity and that said instrument was signed and sealed in behalf of said entity by authority of its Board of Directors, and said _______________ acknowledged said instrument to be the free act and deed of said entity.
On this ____ day of ________, 20__, before me personally came _____________, to me known or proved to me on the basis of satisfactory evidence and, who, being by me duly sworn, did depose and say that he/she resides in _______________________; that he/she is a _____________ of THE BANK OF NEW YORK MELLON, one of the entities described in and which executed the above instrument; that he/she knows the seal of said entity; that the seal affixed to said instrument is such seal, that it was so affixed by order of the Board of Directors of said entity, and that he/she signed his/her name thereto by like order.

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